Exhibit 99.1

American Rebel Holdings, Inc. (NASDAQ: AREB) and American Rebel Light Beer Unveil a Limited-Edition 250th Anniversary “Patriot Pack” to Celebrate America’s 250th Birthday

Limited-Edition American Rebel Light Beer 16 oz Cans and 12-Packs Now Available for Pre-Orders for American Rebel’s Multi-State Distribution Network

NASHVILLE, TN, Feb. 04, 2026 (GLOBE NEWSWIRE) — American Rebel Holdings, Inc. (NASDAQ: AREB) proudly announces a bold, limited-edition release of American Rebel Light Beer in honor of the United States’ 250th birthday. Dubbed the “Patriot Pack,” this commemorative edition of the company’s flagship premium light lager will feature new patriotic packaging emblazoned with Americana imagery and the year 1776, paying tribute to the nation’s founding.

The special 16 oz can, and 12-pack designs are scheduled to be available starting in mid-May 2026 and will remain on shelves through October 2026 – or until supplies run out – allowing Americans to raise a toast to freedom all summer long.

“For 250 years, American patriots have stood for freedom and independence – and we’re proud to brew a beer that honors that spirit,” said Andy Ross, CEO of American Rebel Holdings (NASDAQ: AREB). “American Rebel Light isn’t just a beer; it’s America’s Patriotic Beer – God-Fearing, Constitution-Loving, National Anthem-Singing, Stand-Your-Ground Beer for those who love this country and love a great beer. We created the Patriot Pack so that folks can toast America’s 250th birthday with a bold lager that stands for our shared values. American Rebel stands unapologetically for American ideals, and this limited-edition can is our tribute to 250 years of the U.S.A. Rebel up, America!”

American Rebel Light Beer’s 250th Anniversary Patriot Pack celebrates 250 years of American independence. Bold patriotic icons and the company’s “EST 1776” emblem make the limited-edition packaging a collectible tribute to America’s 250th Birthday Celebration. This premium light lager fills a void in the domestic beer market for a brew that consumers can enjoy “without compromising their taste or their values,” reflecting American Rebel’s core mission.

American Rebel Light Beer: A Premium Natural Domestic Light Lager Crafted for Taste & Quality

Brewed with an uncompromising commitment to quality, American Rebel Light Beer delivers a crisp, clean and refreshing taste that embodies a “Better for You” light lager ethos. The recipe is a 100% all-malt formulation using natural ingredients – with no adjunct sugars – resulting in a smooth malt flavor and a brilliant, clear golden pour. As a light lager with low hop bitterness, it goes down easy while still providing a bold, satisfying character. To achieve its signature clarity and crisp finish, the beer undergoes a cold, long fermentation process characteristic of fine lager brewing.

Key product highlights include:

●	110 Calories per 12 oz serving

●	4.2% Alcohol by Volume (ABV)

●	4g Carbohydrates per 12 oz serving

●	All Natural Ingredients – brewed with the freshest grains, hops, yeast and water

●	100% All-Malt Recipe – no adjuncts, corn syrups or rice extracts used

●	Light Lager Profile – low hop character with a smooth, easy-drinking malt backbone

●	Cold, Extended Fermentation – for a crisp taste and brilliant visual clarity

●	Brewed in LaCrosse, Wisconsin by the award-winning City Brewing Company

●	Recipe Developed in partnership with the AlcSource beverage innovation team (ensuring optimized formulation and quality)

Brewing Innovation Backed by Leading Beverage Industry Partnerships

American Rebel’s dedication to quality and scale is reinforced by its partnerships with AlcSource and City Brewing Company – two respected leaders in the U.S. beverage industry. AlcSource, the nation’s largest integrated beverage development and production platform, collaborated on the recipe development and serves as American Rebel’s primary production partner, overseeing optimized formulation, ingredient sourcing and quality assurance. Complementing this, City Brewing Company – one of North America’s largest contract brewers, based in LaCrosse, WI – provides state-of-the-art brewing and packaging facilities to produce American Rebel Light at volume with consistent excellence. These strategic partnerships ensure that American Rebel Light Beer maintains the highest standards of taste and consistency while rapidly scaling to meet growing demand].

Pre-Orders and Availability

American Rebel is now accepting pre-orders for the 250th Anniversary Patriot Pack from distributors and retailers nationwide. Wholesalers are encouraged to reserve their allotments early, as this limited run will ship in time for Memorial Day 2026 and the peak of America’s 250th Birthday celebrations. The Patriot Pack will be distributed across American Rebel Light Beer’s expanding network in current markets (with additional distributor details to follow in a forthcoming update).

Consumers can look forward to finding the special-edition cans in stores starting mid-May 2026. Once released, the Patriot Pack will be available until October 2026 – or while supplies last – giving Americans a chance to celebrate Independence Day and beyond with “America’s Patriotic Beer” in hand.

Distributor and Retailer Notes

GTIN / UPC (pack): 856368007461
Canonical SKU: PATRIOT12PACK
Format: 12 × 16oz cans

American Rebel Light Beer Retail & Distribution Opportunities:

Todd Porter, President, American Rebel Beverages, tporter@americanrebelbeer.com

About American Rebel Holdings, Inc. (NASDAQ: AREB)

American Rebel Holdings, Inc. is a diversified patriotic lifestyle company founded by CEO Andy Ross – originally known for its branded safes and personal security products – that has expanded into the beverage, apparel, and accessories markets. In 2024, the company introduced American Rebel Light Beer, a premium domestic light lager that has since launched in multiple states and is quickly gaining recognition as “America’s Patriotic Beer.” American Rebel Light Beer is brewed all-natural and without adjuncts, delivering a crisp and refreshing taste that resonates with consumers’ values of freedom and quality. Headquartered in Nashville, Tennessee, American Rebel Holdings continues to champion patriotic principles through its products, branding, and community engagement.

With the introduction and rapid growth of American Rebel Light Beer—America’s Patriotic, God-Fearing, Constitution-Loving, National Anthem-Singing, Stand-Your-Ground Beer—the Company continues to execute its distribution-first growth strategy across the United States and is leveraging its brand position as “America’s Patriotic Brand™” to build a scalable national platform across multiple consumer categories.

To learn more, visit www.americanrebel.com and www.americanrebelbeer.com.

Watch the American Rebel Story as told by our CEO Andy Ross: The American Rebel Story

About American Rebel Light Beer

American Rebel Light Beer is a premium domestic light lager—crisp, clean, all-natural, and bold—crafted for beer drinkers who want full-flavor refreshment with a lighter feel. With approximately 100 calories, 3.2g of carbohydrates, and 4.3% ABV per 12 oz serving, American Rebel Light is brewed without corn, rice, or added sweeteners that are common in many mass-produced light beers. Since its launch in April 2024, American Rebel Light Beer has rolled out in 18 states and continues to expand nationwide as America’s Patriotic, “healthy-for-you” light beer brewed for patriots who love this country. Anchored by its signature brand statement “America’s Patriotic, God-Fearing, Constitution-Loving, National Anthem-Singing, Stand-Your-Ground Beer,” it celebrates freedom, Life, Liberty, and the pursuit of the American Dream, inspiring consumers to Stand Tall, Stand Proud, Be Loud.

Headquartered in Nashville, Tennessee, American Rebel Light Beer is proudly served in leading honky-tonk establishments up and down Lower Broadway, bringing patriotic refreshment to the heart of Music City. The brand pursues a Distributor-First growth strategy, prioritizing strong partnerships with leading wholesalers to rapidly expand retail and on-premise availability, accelerate placements in chains and key accounts, and build nationwide momentum through consistent execution and consumer access.

Visit www.americanrebelbeer.com for more information.

IR Contact:

American Rebel Holdings, Inc. – Investor Relations
Email: IR@americanrebel.com | Website: AmericanRebelBeer.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding: the anticipated benefits and continued success of the Company’s Distributor-First strategy in advance of planned retail and continued high-profile on-premise rollouts throughout 2026; the timing, scope, and success of planned on-premise and off-premise rollouts in various markets; the Company’s expectations regarding distribution momentum, retail velocity, retail rollouts, shelf gains, chain interest, and on/off-premise growth opportunities during 2026; the Company’s ability to complete additional distribution agreements, expand coverage within states, and “fill out the footprint” to meet increasing inquiries from local and regional chain stores; the Company’s ability to secure, maintain, and expand retail authorizations, including any planned resets, rollouts, placements, or account expansions referenced in this release; the Company’s ability to convert retailer interest and distributor discussions into purchase orders, sustained distribution, and repeat sales; the Company’s ability to convert interest and follow-up opportunities generated from industry events into additional distribution agreements, new market entries, or other business opportunities; the anticipated timing, availability, market reception, and sales performance of the limited-edition 250th Anniversary “Patriot Pack,” including the special 16 oz cans and 12-packs; the Company’s expectations for pre-order fulfillment from its existing distribution network covering 18 states and expansion to additional markets; the successful shipment and retail availability of the Patriot Pack starting in mid-May 2026 through October 2026, or until supplies are depleted; the potential for increased consumer demand and repeat purchases during key patriotic holidays such as Memorial Day and Independence Day; the expected effects and intended benefits of the Company’s 1-for-20 reverse stock split completed on February 2, 2026 (including with respect to Nasdaq continued listing requirements); the treatment of fractional shares and the Company’s round-lot shareholder protection; the expected adjustments to outstanding derivative securities and equity plans; and the Company’s expectations regarding future sales, growth, and financial performance.

Forward-looking statements are based on current expectations, estimates, projections, and assumptions and are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements due to a variety of risks and uncertainties, including those described in the Company’s filings with the U.S. Securities and Exchange Commission, as well as risks related to production delays, supply chain disruptions, changes in consumer preferences, competitive pressures in the beverage industry, and the ability to meet pre-order commitments or maintain inventory levels for limited-edition products; the impact of the reverse stock split on the liquidity, trading volume, and volatility of the Company’s common stock; the possibility that the Company may receive a deficiency notice from Nasdaq and/or may be unable to regain or maintain compliance with Nasdaq continued listing requirements; the risk of delays, disruptions, or errors by the Company’s transfer agent, DTC, or brokerage firms in processing the reverse stock split or distributing any rounding adjustments; the dilutive effect of rounding up fractional shares or providing round-lot protection; and general economic, market, and industry conditions.

Additional information regarding these and other risks is included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as such filings may be amended or supplemented from time to time. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.